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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. each on Form S-8 regarding the Directors' Stock Option Plan and the 1998 Equity Incentive Plan, respectively, of our report dated February 9, 2001, (February 27, 2001 as to Note 4), appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended December 30, 2000.


DELOITTE & TOUCHE LLP

San Francisco, California
March 27, 2001